UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2024

Box, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 Jefferson Ave.

Redwood City, California 94063

(Address of Principal Executive Offices, including zip code)

(877) 729-4269

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	BOX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2024, Box, Inc., a Delaware corporation (the “Company”) entered into Amendment No. 1 to the Amended and Restated Credit Agreement dated as of June 30, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between the Company and Wells Fargo Bank, National Association. The amendment, among other changes, (a) decreases the revolving commitments from an aggregate principal amount of up to $150 million to $75 million, and (b) amends the conditions that prevent early maturity of the revolving loan facility so that the maturity date is the earlier of (i) June 30, 2028, (ii) October 16, 2025, except to the extent that the Company’s liquidity (as determined in accordance with the Credit Agreement) is greater than or equal to the outstanding principal amount of the Company’s existing convertible senior notes due January 2026 as of such date; and (iii) February 11, 2028, but only in the event that any of the Company’s Series A Convertible Preferred Stock remains outstanding as of such date.

As of December 19, 2024, there were no revolving loans and $11 million of letters of credit outstanding under the Credit Agreement.

Additional details of the Credit Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2023, and are incorporated herein by reference.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Credit Agreement set forth in Item 1.01 above is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2024 (the “Grant Date”), the Board of Directors (the “Board”) of the Company, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved the grant of awards of performance-based restricted stock units (“PSUs”) covering a total of 600,000 shares of the Company’s Class A common stock to Aaron Levie, the Company’s Chief Executive Officer. The PSUs were granted under the Company’s Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”).

As the Company enters into the new era of intelligent content management, driven by the rapid acceleration of AI, the Board believes it is crucial to provide meaningful incentives for Mr. Levie to continue leading and driving the growth of the Company’s business. The Board believes that tying the PSUs to achievement of stock price goals would further motivate Mr. Levie and align his interests with stockholder interests in driving the long-term value of the Company’s stock. In making this decision, the Compensation Committee, in consultation with its independent compensation consultant, Compensia, considered several factors. These factors included Mr. Levie’s lack of unvested ownership interests at the time of grant, attributable to his decision to decline to receive time-based or performance-based equity grants in all but one year since the Company’s initial public offering in 2015. The Compensation Committee also considered market data among chief executive officers in the Company’s compensation peer group, Mr. Levie’s past and expected future contributions to the Company, and the Board’s desire to provide meaningful incentives for Mr. Levie to continue to serve in his position and to lead the Company through its next phase of growth.

The PSUs are eligible to vest based on the Company’s stock price achievement over a performance period that ends on the fourth anniversary of the Grant Date. The total number of PSUs is divided into three equal tranches with each tranche subject to both a stock price achievement price hurdle and a minimum vesting requirement, each as shown in the table below. Achievement of a stock price hurdle is based on the average closing price of the Company’s Class A common stock over a 45 trading-day period. Once both the stock price hurdle for a tranche and the minimum vesting requirement for such tranche are achieved, the number of PSUs in that tranche will vest and the vested PSUs will be settled through the issuance of shares of Class A common stock on the Company’s next regular quarterly vesting date (March 20, June 20, September 20, and December 20).

The following table presents how many PSUs would be eligible to vest per tranche.

Price Hurdle	Minimum Vesting Period	PSUs Eligible to Vest
$40.00	1 year	200,000
$50.00	2 years	200,000
$60.00	3 years	200,000
Total		600,000

If the average closing price of the Company’s Class A common stock fails to reach the price hurdle for a tranche during the performance period or if Mr. Levie terminates service to the Company prior to vesting in the PSUs in a tranche, the PSUs in such tranche will be forfeited. The price hurdles and number of shares of the Company’s Class A common stock underlying the PSUs will be adjusted to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar event as required by the terms of the 2015 Plan.

In the event of a change in control (as defined in the 2015 Plan) of the Company following the Grant Date but before the end of the performance period, the PSUs may be eligible to vest in additional amounts if the per share transaction price in the change in control (treating that price as if it were the 45 trading-day average closing price) is at or above the threshold price hurdle of $40.00 per share but below an additional price hurdle that has not previously been achieved, in which case an additional amount of PSUs based on an amount interpolated between the price hurdles will become eligible to vest (subject to minimum time vest requirements) immediately prior to the closing of the change in control. Any portion of the PSUs that has not become eligible to vest prior to the closing of the change in control for which a stock price hurdle has not been achieved will immediately terminate and be forfeited to the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of December 19, 2024, by and between Box, Inc. and Wells Fargo Bank, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2024	BOX, INC.

	By:	/s/ David Leeb
David Leeb
Chief Legal Officer and Corporate Secretary